As filed with the Securities and Exchange Commission on February 23, 2007
                                                Registration Statement 333-85155

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   Post-Effective Amendment No. 1 to Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              Connetics Corporation
             (Exact name of registrant as specified in its charter)

             Delaware                                          94-3173928
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                         Identification Number)

                                3160 Porter Drive
                           Palo Alto, California 94304
                                 (650) 843-2800

                    (Address of Principal Executive Offices)

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                                 1994 Stock Plan
                           1995 Directors' Stock Plan
                          1998 Supplemental Stock Plan
                                 2000 Stock Plan

                            (Full title of the plans)
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                               Jeffrey S. Thompson
                             Chief Executive Officer
                              CONNETICS CORPORATION
                                3160 Porter Drive
                           Palo Alto, California 94304
                                 (650) 843-2800

 (Name, address and telephone number, including area code, of agent for service)

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                                    Copies to
                               William Grant, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000
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                       DEREGISTRATION OF UNSOLD SECURITIES

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     Pursuant to a Form S-8 registration statement (File No. 333-85155) (the "Registration Statement") filed with the Securities and Exchange Commission on August 13, 1999, Connetics Corporation (the "Company") registered shares of common stock, par value $0.001 per share (the "Shares") to be offered pursuant to the Connetics Corporation 1994 Stock Plan, the Connetics Corporation 1995 Directors' Stock Plan, the Connetics Corporation 1998 Supplemental, and the Connetics Corporation 2000 Stock Plan.

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to terminate the Registration Statement and to deregister all of the Shares originally registered thereby which remain outstanding as of such termination. +

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, State of California, on February 23, 2007.


                                        CONNETICS CORPORATION


                                        By:  /s/ Jeffrey S. Thompson
                                             -----------------------------------
                                             Name:  Jeffrey S. Thompson
                                             Title: Chief Executive Officer
                                                   (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on February 23, 2007 by the following persons in the capacities indicated.

                                            /s/ Jeffrey S. Thompson
                                            ------------------------------------
                                            Name:  Jeffrey S. Thompson
                                            Title: Chief Executive Officer
                                                   (Principal Executive Officer)


                                            /s/ Michael Cornelius
                                            ------------------------------------
                                            Name:  Michael Cornelius
                                            Title: Executive Vice President
                                                   (Principal Financial Officer)


                                            /s/ Jeffrey Wadman
                                            ------------------------------------
                                            Name:  Jeffrey Wadman
                                            Title: Vice President
                                                  (Principal Accounting Officer)


                                           /s/ Charles W. Stiefel
                                           -------------------------------------
                                           Name:  Charles W. Stiefel
                                           Title: Director


                                           /s/ Brent Stiefel
                                           -------------------------------------
                                           Name:  Brent Stiefel
                                           Title: Director


                                           /s/ Michael Cornelius
                                           -------------------------------------
                                           Name:  Michael Cornelius
                                           Title: Director